Exhibit 8.1

300 North LaSalle Chicago, IL 60654

+1 312 862 2000
www.kirkland.com	Facsimile: +1 312 862 2200

L&F Acquisition Corp.
150 North Riverside Plaza, Suite 5200
Chicago, IL 60606

May 12, 2022

Ladies and Gentlemen:

We are United States tax counsel to L&F Acquisition Corp., a Cayman Islands exempted company (“L&F”), in connection with the preparation of the registration statement on Form S-4 (as amended or supplemented as of May 12, 2022, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-262570) originally filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), by L&F. The Registration Statement relates to the registration of  (i) 39,920,486 shares of common stock, (ii) 16,213,430 shares of common stock to be issued upon the exercise of warrants and (iii) 16,213,430 warrants to purchase common stock..

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated December 17, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among L&F, L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F, ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings, IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings, IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings, ZeroFox, Inc., a Delaware corporation, and ID Experts Holdings, Inc., a Delaware corporation (such transactions, including the Domestication, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or Business Combination Agreement, as applicable.

300 North LaSalle Chicago, IL 60654

+1 312 862 2000
www.kirkland.com	Facsimile: +1 312 862 2200

You have requested our opinion concerning the discussion of the Domestication set forth in the section entitled “Certain Material United States Federal Income Tax Considerations—U.S. Holders—Effects of the Domestication on U.S. Holders” in the Registration Statement (the “Tax Disclosure”). You have also requested our opinon concerning the discussion of the Mergers set forth in the section of the Tax Disclosure entitled “Certain Material United States Federal Income Tax Considerations—U.S. Holders—Mergers.” In providing these opinions, we have assumed (without any independent investigation or review thereof) that:

a.            All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.            All factual representations, warranties and statements made or agreed to by the parties to the Business Combination Agreement, the Sponsor Letter Agreement and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letter provided to us by L&F, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.            The descriptions of L&F in the Registration Statement, the registration statement filed in connection with L&F’s initial public offering, and L&F’s other public filings are true, accurate and complete;

d.            The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; and

e.            The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified.

300 North LaSalle Chicago, IL 60654

+1 312 862 2000
www.kirkland.com	Facsimile: +1 312 862 2200

These opinions are based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. Statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinions, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinions, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than (i) the Domestication in connection with the Business Combination and (ii) the Mergers in connection with the Business Combination and solely with respect to U.S. Holders of L&F public shares who receive L&F Delaware public shares pursuant to the Domestication, or any matter other than those specifically covered by these opinions. In particular, these opinions are limited to the matters discussed in the Tax Disclosure, and do not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291-1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinions are not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein, and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Certain Material United States Federal Income Tax Considerations—U.S. Holders—Effects of the Domestication on U.S. Holders,” insofar as they discuss the material U.S. federal income tax considerations to U.S. Holders of L&F public shares as a result of the Domestication, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

300 North LaSalle Chicago, IL 60654

+1 312 862 2000
www.kirkland.com	Facsimile: +1 312 862 2200

Furthermore, based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Certain Material United States Federal Income Tax Considerations—U.S. Holders—Mergers,” insofar as they discuss the material U.S. federal income tax considerations of the Mergers for U.S. Holders of L&F public shares who receive L&F Delaware public shares pursuant to the Domestication, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

These opinions are furnished to you solely for use in connection with the Registration Statement. These opinions are based on facts and circumstances existing on the date hereof. We hereby consent to the filing of these opinions as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP